UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

John N. Haugh

On February 18, 2016, Iconix Brand Group, Inc. (the “Company”) entered into an employment agreement with John N. Haugh in connection with the Company’s employment of Mr. Haugh as its President commencing February 23, 2016 (the “Commencement Date”) and as President and Chief Executive Officer commencing April 1, 2016. The employment agreement also provides that Mr. Haugh will be appointed to the Company’s Board of Directors effective on the Commencement Date and will be nominated for election to the Board at each annual meeting of the Company’s stockholders during the Term, as defined below, subject to approval by the Company’s Nominating and Governance Committee. The employment agreement provides that Mr. Haugh will be employed for a term beginning on the Commencement Date and ending February 23, 2019 (the “Term”), subject to earlier termination or extension as specified in the employment agreement. The employment agreement provides for Mr. Haugh to receive a base annual salary of not less than $1,000,000 per year (pro rated for less than full calendar years of employment) through the end of the Term and for certain other benefits consistent with those provided to other senior executives of the Company. In addition, Mr. Haugh is eligible to receive annual cash bonuses of between 100% and 200% of his base annual salary, provided that for 2016 he will receive a minimum annual bonus of 100% of his 2016 base annual salary if the Company has positive net income for the year ended December 31, 2016. The Company will reimburse Mr. Haugh for certain expenses of his relocation to the New York metropolitan area, up to a maximum of $300,000.

The Employment Agreement provides for the grant to Mr. Haugh of the following restricted common stock units of the Company’s Common Stock, par value $.001 per share (“Common Stock”): (i) 2016 Annual Award performance-based restricted Common Stock units; (ii) 2016 Annual Award time-vested restricted Common Stock units; (iii) time-vested restricted Common Stock units granted as part of a make-whole inducement award; and (iv) performance-based restricted Common Stock units granted as an employment inducement award.

2016 Annual Award PSUs. On the Commencement Date, Mr. Haugh was granted an award of performance-based restricted Common Stock units (“PSUs”) under the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”), with an aggregate fair market value of $1,500,000 as of the Commencement Date. The PSUs will “cliff” vest on December 31, 2018, based on performance criteria consistent with those contained in agreements relating to annual performance-based awards issued to other executives of the Company.

2016 Annual Award RSUs. On the date on which 2016 annual equity awards are granted to the Company’s senior executives, Mr. Haugh will be granted time-vested restricted Common Stock units (“RSUs”) under the Plan, with an aggregate fair market value of $500,000 as of the date of grant. The RSUs will vest in three equal annual installments on each of February 22, 2017, 2018 and 2019, subject to Mr. Haugh’s continuous employment with the Company on the applicable vesting date.

The 2016 Annual Award PSUs and the 2016 Annual Award RSUs will be issued substantially in the form of agreements relating to annual performance-based and time-vested awards issued to other executives of the Company. The Company will consider granting PSUs and RSUs or other cash or equity-based long-term incentives in future years, taking into account market levels, considering $2,000,000 as the annual guideline for the aggregate fair market value of such awards, subject to approval by the Compensation Committee.

Make-Whole Inducement Award. The Employment Agreement provides for the payment by the Company to Mr. Haugh of a make-whole inducement award (the “Make-Whole Inducement Award”) to compensate him for annual incentive and equity awards that he is forfeiting upon termination of employment with his previous employer. The aggregate value of the Make-Whole Inducement Award is $3,800,000, payable (i) $1,923,000 in cash, as soon as practicable after the Commencement Date, subject to Mr. Haugh’s being required to return such payment to the Company upon termination of his employment with the Company during the first 12 months after the Commencement Date under certain circumstances, and (ii) by the grant, on the Commencement Date, of time-vested restricted Common Stock units (“Make-Whole RSUs”) with an aggregate fair market value of $1,877,000 as of the date of grant. The Make-Whole RSUs will vest in three equal annual installments on each of February 22, 2017, 2018 and 2019, subject to Mr. Haugh’s continuous employment with the Company on the applicable vesting date.

Employment Inducement Award. As an inducement to accept the Company’s offer of employment, on the Commencement Date the Company granted to Mr. Haugh PSUs issued under the Plan equal to a number of shares of Common Stock with a fair market value on the Commencement Date of $1,500,000 (the “Employment Inducement PSUs”). The Employment Inducement PSUs “cliff” vest at the end of a three year performance period ending on February 22, 2019 (“Performance Period”) based on achievement of relative total shareholder return over the Performance Period measured against the comparator group selected by the Compensation Committee that is set forth in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders. To receive these PSUs, Mr. Haugh must be employed during the entire Performance Period.

The various equity awards described above are subject to acceleration under certain circumstances and forfeiture upon the termination of Mr. Haugh’s employment under certain circumstances, in each case as set forth in the employment agreement.

The employment agreement also provides for Mr. Haugh to receive certain severance payments if the Company terminates the employment agreement other than for cause or if Mr. Haugh terminates his employment for good reason. The employment agreement also contains confidentiality provisions, non-competition and non-solicitation provisions for a specified period.

This brief description of the material terms of the employment agreement and the equity grants is qualified in its entirety by reference to the provisions of the agreement and exhibits thereto attached to this report as Exhibit 10.1, which is incorporated by reference herein.

David Blumberg

The Employment Agreement dated March 5, 2012, as amended, between the Company and David Blumberg, the Company’s Head of Strategic Development, expired on January 31, 2016. On February 24, 2016, the Company entered a new employment agreement with Mr. Blumberg. The employment agreement provides for Mr. Blumberg to serve as Executive Vice President, Chief Strategy Officer for a term that shall continue until terminated by the Company or Mr. Blumberg as provided in the employment agreement.

Under the employment agreement, Mr. Blumberg is entitled to an annual base salary of not less than $600,000 per year, retroactive to January 1, 2016. In addition, Mr. Blumberg is eligible for an annual bonus equal to 60% of his annual base salary, subject to the terms and conditions of the applicable incentive bonus plan of the Company. He is also eligible to participate in the Company’s long term incentive plan. The employment agreement also provides for Mr. Blumberg to receive certain severance payments if (i) the Company terminates the employment agreement other than for cause or (ii) Mr. Blumberg terminates his employment for good reason. The employment agreement also contains confidentiality provisions, non-competition and non-solicitation provisions for a specified period.

This brief description of the material terms of the employment agreement is qualified in its entirety by reference to the provisions of the employment agreement attached to this report as Exhibit 10.2, which is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 18, 2016, the Company appointed John N. Haugh as the Company’s President and as a member of the Company’s Board of Directors, effective February 23, 2016.

Mr. Haugh, 53, served as President of Sun, Luxury and Retail Services for Luxottica Retail North America, a division of Luxottica Group SpA, an optical and sunglass wholesaler and retailer from July 2011 through February 2016. From March 2009 through July 2011, Mr. Haugh was the President and Chief Merchandising Officer for Build-A-Bear Workshop, Inc. Mr. Haugh serves on the Board of Directors of Aeropostale Inc., a publicly-traded specialty retailer of casual apparel and accessories, and is Chairman of its Compensation Committee and a member of the Nominating and Corporate Governance Committee of its Board of Directors. Mr. Haugh also serves on the Board of Trustees of the International Council of Shopping Centers, a trade organization for the international shopping centers industry.

Mr. Peter Cuneo will retain his role as the Company’s Interim Chief Executive Officer through March 31, 2016. On April 1, 2016, Mr. Cuneo, who has been Chairman of the Board since August 2015, will become Executive Chairman of the Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement entered into February 18, 2016 to be effective February 23, 2016 between Iconix Brand Group, Inc. and John N. Haugh. *

10.2	Employment Agreement entered into February 24, 2016 between Iconix Brand Group, Inc. and David Blumberg.*

*	Denotes management compensation arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ David K. Jones
David K. Jones
Executive Vice President and Chief Financial Officer

Date: February 24, 2016